Exhibit 4.3

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of January 24, 2020 (the “Effective Date”), by and among Encana Corporation, a corporation amalgamated and existing under the laws of Canada, as issuer, Ovintiv Inc., a Canadian corporation, as successor issuer (the “Successor Issuer”) (which corporation will be domesticated as a Delaware corporation under the Delaware General Corporation Law in the internal corporate reorganization referred to below), Newfield Exploration Company, a Delaware corporation, as guarantor (the “Guarantor”), and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”). For purposes of this Supplemental Indenture, the term “Original Issuer” refers to (i) prior to the Continuance and Conversion (as defined below), Encana Corporation and (ii) after the Continuance and Conversion, Ovintiv Canada ULC, an unlimited liability corporation under the British Columbia Business Corporations Act.

WHEREAS, the Original Issuer and the Trustee (as successor trustee to The Bank of Nova Scotia Trust Company of New York) are parties to that certain indenture, dated as of November 5, 2001 (as amended and supplemented, the “Indenture”), pursuant to which the Original Issuer issued its 7.2% Notes due 2031 (the “Securities”), which constitute all of the issued and outstanding series of securities issued pursuant to the Indenture as of the date hereof;

WHEREAS, pursuant to the Fifth Supplemental Indenture to the Indenture, dated as of March 1, 2019, the Guarantor fully and unconditionally guaranteed the due and punctual payment of the principal of, premium if any, and interest on the Securities;

WHEREAS, the Original Issuer will effect an internal corporate reorganization pursuant to which, on the Effective Date, among other things, (i) prior to the Effective Time (as defined below) (a) the Successor Issuer will become the parent company of the Original Issuer, (b) the Original Issuer will continue from a Canada Business Corporations Act corporation to a limited liability corporation under the British Columbia Business Corporations Act, convert from a limited liability corporation to an unlimited liability corporation under the British Columbia Business Corporations Act, and change its name to “Ovintiv Canada ULC” (collectively, such continuance, conversion and name change, the “Continuance and Conversion”) and (c) the Original Issuer will transfer certain of its properties and assets to the Successor Issuer (which will constitute a transfer of substantially all of the Original Issuer’s property and assets to the Successor Issuer as contemplated by Section 801 of the Indenture (the “Transfer”)) and (ii) following the Effective Time, the Successor Issuer will be domesticated as a Delaware corporation under the Delaware General Corporation Law and cease to be a Canadian corporation under the Canada Business Corporations Act;

WHEREAS, contemporaneously with the Transfer, (i) pursuant to Section 801 of the Indenture, the Successor Issuer shall assume the Original Issuer’s obligation for the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities and the performance and observance of every covenant of the Indenture on the part of the Original Issuer to be performed or observed and (ii) pursuant to Section 802 of the Indenture, the Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, the Original Issuer under the Indenture with the same effect as if the Successor Issuer had been named as the Company in the Indenture and the Original Issuer shall be discharged of all obligations and covenants under the Indenture and the Securities (the “Succession”);

WHEREAS, Section 901(1) of the Indenture provides that without the consent of any Holders, the Original Issuer, when authorized by or pursuant to a Board Resolution, and the Trustee, may enter into one or more indentures supplemental thereto to evidence the succession of another Person to the Original Issuer and the assumption by any such successor of the covenants of the Original Issuer contained in the Indenture and in the Securities;

WHEREAS, the Original Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that the Transfer and this Supplemental Indenture comply with Article Eight of the Indenture and that all conditions precedent in the Indenture provided for relating to the Transfer and the Succession have been complied with; and

WHEREAS, the entry into of this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Original Issuer, the Successor Issuer, the Guarantor and the Trustee in accordance with its terms have been done.

NOW, THEREFORE, for and in consideration of the premises contained herein, it is mutually covenanted and agreed for the benefit of all Holders of the Securities as follows:

1. Definitions. All capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Indenture.

2. Assumption of Obligations, Succession and Substitution, and Discharge. Effective as of 12:02 p.m., New York City Time (the “Effective Time”), on the Effective Date (i) the Successor Issuer shall hereby assume the Original Issuer’s obligation for the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities and the performance and observance of every covenant of the Indenture on the part of the Original Issuer to be performed or observed; (ii) the Successor Issuer shall hereby succeed to, and shall be substituted for, and may exercise every right and power of, the Original Issuer under the Indenture, with the same effect as if the Successor Issuer had been named as the Company in the Indenture; and (iii) the Original Issuer shall hereby be discharged of all obligations and covenants under the Indenture and the Securities.

3. Effect. This Supplemental Indenture shall become effective upon its execution and delivery by the parties hereto, except as otherwise explicitly contemplated by Section 2 hereof.

4. Responsibility of Trustee. The Trustee shall not be responsible for the validity as to the Original Issuer, the Successor Issuer or the Guarantor or sufficiency of this Supplemental Indenture or as to the due execution hereof by the Original Issuer, the Successor Issuer or the Guarantor or as to recitals of fact contained herein, all of which are made solely by the Original Issuer, the Successor Issuer and the Guarantor.

5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6. Counterparts. This Supplemental Indenture may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

7. Effect on Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly set forth herein, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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9. Severability. In case any provision in this Supplemental Indenture or in the Indenture as supplemented hereby shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10. Trust Indenture Act. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

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IN WITNESS WHEREOF, the parties have executed this Supplemental Indenture as of the date first above written.

ENCANA CORPORATION, as Original Issuer

By:	/s/ Corey D. Code

Name:	Corey D. Code
Title:	Executive Vice-President & Chief Financial Officer

By:	/s/ Joanne L. Alexander

Name:	Joanne L. Alexander
Title:	Executive Vice-President, General Counsel & Corporate Secretary

NEWFIELD EXPLORATION COMPANY, as Guarantor

By:	/s/ David G. Hill

Name:	David G. Hill
Title:	Vice-President

[Signature Page to Sixth Supplemental Indenture to 2001 Indenture (Assumption)]

OVINTIV INC., as Successor Issuer

By:	/s/ H. Jason Verhaest
Name:	H. Jason Verhaest
Title:	Treasurer

By:	/s/ Jeremy P. Frydman
Name:	Jeremy P. Frydman
Title:	Assistant Treasurer

[Signature Page to Sixth Supplemental Indenture to 2001 Indenture (Assumption)]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

[Signature Page to Sixth Supplemental Indenture to 2001 Indenture (Assumption)]